EXHIBIT 99

       Willis Group Reports Record Second Quarter 2004 Results;
                  Declares Regular Quarterly Dividend

    NEW YORK--(BUSINESS WIRE)--July 21, 2004--Willis Group Holdings Limited (NYSE:WSH)

    Second Quarter 2004 Highlights:

    -- Track record continued with eighteenth consecutive quarter of record results

    -- Reported revenues grew 8% (with 6% organic growth); margin expansion continued

    -- Capital deployed - 1.5 million shares repurchased for $55 million; regular quarterly dividend declared

    -- Announced agreement in principle to acquire Coyle Hamilton, Ireland's largest insurance broker

    Willis Group Holdings Limited (NYSE:WSH), the global insurance broker, today reports record results for the quarter and six months ended June 30, 2004.
    Separately, the Board of Directors today approved a regular quarterly cash dividend on the Company's common stock of $0.1875 per share, an annual rate of $0.75 per share. The dividend is payable on October 13, 2004 to shareholders of record on September 30, 2004.
    Net income for the quarter ended June 30, 2004 was $96 million, or $0.57 per diluted share, compared with $80 million, or $0.47 per diluted share, a year ago. Excluding non-cash compensation for performance-based stock options and net gain on disposal of operations, adjusted net income increased 17 percent to $96 million for the quarter ended June 30, 2004 from $82 million in the same period last year, while adjusted net income per diluted share rose 16 percent to $0.57 for the second quarter of 2004 from $0.49 a year ago. The impact of foreign currency translation decreased second quarter 2004 reported earnings by approximately $0.02 per share compared to a year ago.
    Net income for the six months ended June 30, 2004 was $244 million, or $1.44 per diluted share, compared to $197 million, or $1.17 per diluted share, a year ago. Excluding non-cash compensation for performance-based stock options, net gain on disposal of operations, and a subordinated debt redemption premium, adjusted net income for the six months ended June 30, 2004, increased 25 percent to $256 million from $205 million in 2003, while adjusted net income per diluted share rose 25 percent to $1.51 from $1.21 in 2003. The impact of foreign currency translation increased first half 2004 reported earnings by approximately $0.01 per share compared to a year ago.
    Total reported revenues for the quarter ended June 30, 2004 increased 8 percent to $532 million, from $492 million for the same period last year. Organic revenue growth was 6 percent, which excluded the effects of foreign currency translation (1 percent) and net acquisitions (1 percent). The adjusted operating margin was 28.6 percent for the second quarter of 2004 compared with 27.8 percent for the same period last year.
    Total reported revenues for the six months ended June 30, 2004 increased 14 percent to $1,197 million, up from $1,047 million for the corresponding period in 2003, or 7 percent on an organic basis. The adjusted operating margin was 32.4 percent for the first half of 2004, compared with 31.6 percent for the same period last year.
    Joe Plumeri, Chairman and Chief Executive Officer said, "Rates continued to decline across most lines of insurance during the second quarter. Despite this trend, we continue the steadfast execution of our model - build a sales culture, grow revenues, maintain expense discipline, expand margins and enhance earnings - for continued success in all market environments."
    At June 30, 2004, total long-term debt was $450 million, down 8 percent from $490 million a year ago. During the quarter, the Company drew down the remaining $150 million of the credit facility in accordance with the terms of the agreement.
    Total stockholders' equity at the quarter end was approximately $1.4 billion, up 31 percent from a year ago. The capitalization ratio (total long-term debt to total long-term debt and stockholders' equity) was 25 percent at quarter-end June 30, 2004. During the second quarter, the company repurchased 1.5 million shares of its common stock for $55 million and paid $30 million in dividends to shareholders. There was approximately $291 million of immediately available cash at June 30, 2004, providing significant financial flexibility to support the cash needs of the Company.
    On June 23, 2004, the Company announced an agreement in principle to acquire a majority shareholding in Coyle Hamilton, the Republic of Ireland's largest privately owned insurance broker with annualized revenues of approximately EUR 50 million ($60 million). This transaction is subject to shareholder and customary regulatory approvals, and is estimated to close in the third quarter 2004. The Company will initially have a majority interest in Coyle Hamilton, with remaining interests to be acquired in 2007 and 2009.
    Also during the quarter, the Company completed several transactions consistent with its strategy to enhance ownership positions in international associate investments. It increased its ownership in Herzfeld & Levy (Argentina) to 60 percent from 40 percent and in Willis South Africa to 80 percent from 70 percent.
    Plumeri concluded, "With our eighteenth consecutive quarter of record results, we continue to build a strong track record and reaffirm our long-term goal to grow adjusted net income per diluted share by 15 percent or better each year."
    Willis Group Holdings Limited is a leading global insurance broker, developing and delivering professional insurance, reinsurance, risk management, financial and human resource consulting and actuarial services to corporations, public entities and institutions around the world. With over 300 offices in some 80 countries, its global team of 14,500 associates serves clients in some 180 countries. Additional information on Willis may be found on its web site www.willis.com.

    This press release may contain certain statements relating to future results, which are forward-looking statements as that term is defined in the Private Securities Litigation Reform Act of 1995. These forward-looking statements are subject to certain risks and uncertainties that could cause actual results to differ materially from historical results or those anticipated, depending on a variety of factors such as general economic conditions in different countries around the world, fluctuations in global equity and fixed income markets, changes in premium rates, the competitive environment and the actual cost of resolution of contingent liabilities. Further information concerning the Company and its business, including factors that potentially could materially affect the Company's financial results, are contained in the Company's filings with the Securities and Exchange Commission.
    This press release includes supplemental financial information which may contain references to non-GAAP financial measures as defined in Regulation G of SEC rules. Consistent with Regulation G, a reconciliation of this supplemental financial information to our generally accepted accounting principles (GAAP) information follows. We present such non-GAAP supplemental financial information as we believe such information is of interest to the investment community because it provides additional meaningful methods of evaluating certain aspects of the Company's operating performance from period to period on a basis that may not be otherwise apparent on a GAAP basis. This supplemental financial information should be viewed in addition to, not in lieu of, the Company's consolidated statements of operations for the quarter and six months ended June 30, 2004.


                     WILLIS GROUP HOLDINGS LIMITED
            CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
                 (in millions, except per share data)
                              (unaudited)

                                      Three months       Six months
                                      ended June 30,    ended June 30,
                                    ----------------------------------
                                          2004  2003     2004    2003
                                    ----------------------------------
Revenues:
 Commissions and fees                     $516  $472   $1,164  $1,012
 Interest income                            16    20       33      35
                                    ----------------------------------
  Total Revenues                           532   492    1,197   1,047
                                    ----------------------------------
Expenses:
 General and administrative expenses
  (excluding non-cash compensation)        369   346      786     697
 Non-cash compensation - performance
  options (Note 1)                           4     5        6      13
 Depreciation expense                       10     9       21      18
 Amortization of intangible assets           1     -        2       1
 Net gain on disposal of operations         (5)   (4)      (5)     (4)
                                    ----------------------------------
  Total Expenses                           379   356      810     725
                                    ----------------------------------
Operating Income                           153   136      387     322
Interest expense                             4    13        9      28
Premium on redemption of
 subordinated debt                           -     -       17       -
                                    ----------------------------------
Income before Income Taxes, Equity
 in Net Income of Associates and
 Minority Interest                         149   123      361     294
Income taxes                                52    44      124     105
                                    ----------------------------------
Income before Equity in Net Income
 of Associates and Minority Interest        97    79      237     189
Equity in net income of associates           -     1       12      11
Minority interest                           (1)    -       (5)     (3)
                                    ----------------------------------
Net Income                                 $96   $80     $244    $197
                                    ==================================
Net Income per Share
 - Basic                                 $0.61 $0.53    $1.54   $1.31
 - Diluted                               $0.57 $0.47    $1.44   $1.17
                                    ==================================

Average Number of Shares Outstanding
 - Basic                                   158   152      158     150
 - Diluted                                 169   169      169     169
                                    ==================================


                     WILLIS GROUP HOLDINGS LIMITED
       CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS (cont'd)
                 (in millions, except per share data)
                              (unaudited)

    Note 1: Non-Cash Compensation - Performance Options

    The non-cash compensation charge recognizes performance-based stock options granted to management as part of the 1998 leveraged buyout arrangement for meeting or exceeding 2001 and 2002 targets. In accordance with GAAP, a quarterly charge is recognized, on a cumulative basis, calculated in accordance with the vesting schedule and the stock price at the end of the performance period, which ended on December 31, 2002 when the stock price was $28.67. On a cumulative basis at June 30, 2004, the Company has recognized $264 million, or approximately 98 percent of the total estimated charge. The remaining estimated charge of $6 million will be recognized quarterly through 2004 in accordance with the vesting schedule.


                     WILLIS GROUP HOLDINGS LIMITED
                  SUPPLEMENTAL FINANCIAL INFORMATION
                 (in millions, except per share data)
                             (unaudited)

   Definitions of Non-GAAP Financial Measures:

    We believe that investors' understanding of the Company's performance is enhanced by our disclosure of the following non-GAAP financial measures. Our method of calculating these measures may differ from those used by other companies and therefore comparability may be limited.
    Because the non-cash compensation charge for performance-based stock options was based on our stock price at the end of each quarter until December 31, 2002, changes in our stock price increased the volatility of our reported operating income and reported net income. The net gain or loss on disposal of operations and the non-recurring subordinated debt redemption premium also impact the volatility of our reported results. We believe that excluding these items from the following non-GAAP measures, along with the GAAP measures, provides a more complete and consistent comparative analysis of our results of operations.

    Adjusted Operating Income:

   Adjusted operating income is defined as operating income excluding non-cash compensation for performance-based stock options and net gain or loss on disposal of operations. Operating income is the most directly comparable GAAP measure, and the following table reconciles adjusted operating income to operating income for the quarters and six months ended June 30, 2004 and 2003:

                                                  Three months ended
                                                        June 30,
                                                 ---------------------
                                                 2004   2003 % Change
                                                 ---------------------

Operating Income, GAAP basis                     $153   $136       13%

Excluding:
 Non-cash compensation - performance options        4      5
 Net gain on disposal of operations                (5)    (4)

                                                 ------------
Adjusted Operating Income                        $152   $137       11%
                                                 ============

Operating Margin, GAAP basis, or Operating Income
 as a percentage of Total Revenues               28.8%  27.6%
                                                 ============

Adjusted Operating Margin, or Adjusted Operating
 Income as a percentage of Total Revenues        28.6%  27.8%
                                                 ============


                     WILLIS GROUP HOLDINGS LIMITED
              SUPPLEMENTAL FINANCIAL INFORMATION (cont'd)
                 (in millions, except per share data)
                              (unaudited)

                                                 Six months ended June
                                                          30,
                                                 ---------------------
                                                 2004   2003 % Change
                                                 ---------------------

Operating Income, GAAP basis                     $387   $322       20%

Excluding:
 Non-cash compensation - performance options        6     13
 Net gain on disposal of operations                (5)    (4)

                                                 ------------
Adjusted Operating Income                        $388   $331       17%
                                                 ============

Operating Margin, GAAP basis, or Operating Income
 as a percentage of Total Revenues               32.3%  30.8%
                                                 ============

Adjusted Operating Margin, or Adjusted Operating
 Income as a percentage of Total Revenues        32.4%  31.6%
                                                 ============

    Adjusted Net Income:

    Adjusted net income is defined as net income excluding non-cash compensation for performance-based stock options, net gain or loss on disposal of operations and the non-recurring subordinated debt redemption premium. Net income is the most directly comparable GAAP measure, and the following table reconciles adjusted net income to net income for the quarters and six months ended June 30, 2004 and 2003:

                                                 Per Diluted Share
                        Three months ended      Three months ended
                              June 30,              June 30,
                       -----------------------------------------------

                        2004   2003  % Change    2004   2003  % Change
                       -----------------------------------------------

Net Income, GAAP basis   $96    $80     20%    $0.57  $0.47        21%

Excluding:
 Non-cash compensation
  - performance
  options, net of tax
  ($1, $nil)               3      5             0.02   0.03
 Net gain on disposal
  of operations, net of
  tax ($(2), $(1))        (3)    (3)           (0.02) (0.01)

                       -------------          --------------
Adjusted Net Income      $96    $82     17%    $0.57  $0.49        16%
                        =============          ==============

Diluted shares
 outstanding, GAAP
 basis                   169    169
                       =============


                     WILLIS GROUP HOLDINGS LIMITED
              SUPPLEMENTAL FINANCIAL INFORMATION (cont'd)
                 (in millions, except per share data)
                              (unaudited)

                                                  Per Diluted Share
                       Six months ended June      Six months ended
                            June 30,                    June 30,
                       -----------------------------------------------
                                         %                        %
                         2004   2003   Change   2004   2003     Change
                       -----------------------------------------------

Net Income, GAAP basis   $244   $197      24%  $1.44  $1.17        23%

Excluding:
 Non-cash compensation
  - performance
  options, net of tax
  ($1, $2)                  5     11            0.03   0.06
 Net gain on disposal
  of operations, net of
  tax ($(2), $(1))         (3)    (3)          (0.02) (0.02)
 Non-recurring premium
  on redemption of
  subordinated debt,
  net of tax ($7)          10      -            0.06      -

                       --------------         --------------
Adjusted Net Income      $256   $205      25%  $1.51  $1.21        25%
                       ==============         ==============

Diluted shares
 outstanding, GAAP
 basis                    169    169

    Forward-Looking Information: Our stated goal is to grow adjusted net income per diluted share by 15 percent or better each year. The most directly comparable GAAP measure is net income per diluted share. We are not in a position to reconcile adjusted net income per diluted share to net income per diluted share for this forward-looking information. Historically, reconciling items have consisted of non-cash compensation for performance-based stock options, estimated at $6 million for the remainder of 2004; net gain or loss on disposal of operations; and the tax effects thereon. We are unable to provide estimates for future gains or losses on disposals.

    CONTACT: Investors:
             Kerry K. Calaiaro, 212-837-0880
             Email: calaiaro_ke@willis.com
             or
             Media:
             Nicholas Jones, +44 20 7488-8190
             jonesnr@willis.com
             or
             Dan Prince, 212 837-0806
             prince_da@willis.com